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                                                                    Exhibit 10.3


                                                               EXECUTION VERSION

                                  CRC PRESS LLC
                              EMPLOYMENT AGREEMENT

            EMPLOYMENT AGREEMENT, dated as of June 10, 1998, between CRC PRESS LLC, a Delaware limited liability company (the "Company"), and Dennis Buda (the "Executive").

                                R E C I T A L S:

            WHEREAS, the Company and the Executive entered into an Employment Agreement dated as of January 13, 1997 (the "Original Agreement"); and

            WHEREAS, in contemplation of an Initial Public Offering by the Company's parent, the Company and the Executive desire to amend certain terms of the Original Agreement and to embody in this Agreement all the term and conditions of the Executive's employment by the Company as so amended;

            NOW, THEREFORE, subject to Section 17 hereof, the parties hereby agree that this Agreement supersedes and supplants the Original Agreement in all respects and further agree as follows:

            Section 1. Employment. The Company hereby agrees to employ the Executive and the Executive hereby accepts employment with the Company, on the terms and subject to the conditions hereinafter set forth. Subject to the terms and conditions contained herein, the Executive shall serve as the President of the Company and, in such capacity, shall report directly to the Board of Directors (or in the event the Company has no Board of Directors, its operating committee (collectively, the "Board of Directors")) and shall have such duties as are typically performed by a president of a corporation, together with such additional duties, commensurate with the Executive's position as a President of the Company, as may be assigned to the Executive from time to time by the Board of Directors. Subject to the reasonable requirements of the Board of Directors, the Executive shall have the authority to hire employees for the Company. The principal location of the Executive's employment shall be at the Company's principal executive office located in Florida, although the Executive understands and agrees that he may be required to travel from time to time for business reasons.

            Section 2. Term. Unless terminated pursuant to Section 6 hereof, the Executive's employment, which commenced on January 13, 1997, shall continue during the period ending on January 13, 2000 (the "Employment Term").

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            Section 3. Compensation.

            (a) Salary. As compensation for the performance of the Executive's services hereunder, the Company shall pay to the Executive a salary (the "Salary") of $175,000 per annum through December 31 ,1998 and of $200,000 per annum beginning January 1, 1999, with increases, if any, as may be approved in writing by the Board of Directors. In the event the Company acquires another business, by purchase of assets or stock, merger, consolidation or otherwise, for a purchase price in excess of $50,000,000, the Board of Directors will consider increasing the Salary. The Salary shall be payable in accordance with the payroll practices of the Company as the same shall exist from time to time. In no event shall the Salary be decreased during the Employment Term.

            (b) Additional Payments. (i) In the event the Company or the Company's parent completes an underwritten public offering of its equity securities (an "Initial Public Offering") on or prior to December 31, 1998, the Company shall pay the Executive an incentive payment in the amount of (A) $700,000 in cash and (B) the number of shares (the "Shares") of the class of securities offered to the public in such Initial Public Offering obtained by dividing $250,000 by the initial public offering price per share. Such incentive payment, if any, shall be payable on the date of the closing of such Initial Public Offering.

            (ii) In the event the Company achieves the financial performance objectives, established by the Board of Directors, for the year ended December 31, 1999, the Company shall pay the Executive a bonus in an amount equal to 50% of the Executive's base salary in effect at the end of such year. Such bonus, if any, shall be payable promptly after the Company's financial results for such year are finally determined.

            (c) Benefits. In addition to the Salary and such additional payments, if any, the Executive shall be entitled to participate in health, insurance and other benefits provided to other senior executives of the Company on terms no less favorable than those available to such senior executives of the Company. The Executive shall also be entitled to the same number of vacation days, holidays, sick days and other benefits as are generally allowed to other senior executives of the Company in accordance with the Company policy in effect from time to time.

            (d) Stock Options. In the event an Initial Public Offering is completed during either (i) the Employment Term or (ii) the eighteen (18) month period following the Company's termination of the Executive's employment without Just Cause, provided that the registration statement relating to the Initial


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Public Offering was filed with the Securities and Exchange Commission within twelve (12) months following the Company's termination of the Executive's employment without Just Cause and the Executive was employed by the Company for at least thirty six (36) months, the Company shall, effective as of the closing of the Initial Public Offering grant to the Executive options to acquire the number of shares or similar securities offered to the public in the Initial Public Offering obtained by dividing Three Million ($3,000,000) by the initial public offering price of such shares or other securities (the "IPO Options"). The IPO Options shall be exercisable for a period of five (5) years commencing on the date of the completion of the Initial Public Offering (the "Exercise Period") for a price per share equal to the initial public offering price, and shall vest as follows:

            (i) One-third of the IPO Options shall become exercisable on December 31, 1999; and

            (ii) With respect to the remaining two-thirds of the IPO Options:

                  (A) If the Initial Public Offering occurs on or prior to January 13, 2000, the Executive shall be entitled to exercise at any time during the Exercise Period the number of such IPO Options obtained by multiplying the total number of such IPO Options by a fraction, the numerator of which is the number of full months between January 1997 and the month in which the Initial Public Offering is completed and the denominator of which is thirty six (36). All other such IPO Options shall thereafter vest in equal monthly installments during the period commencing with the month following the month in which the Initial Public Offering is completed and ending with January 13, 2000; or

                  (B) If the Initial Public Offering occurs after January 13, 2000, the Executive shall be entitled to exercise at any time during the Exercise Period any or all of such IPO Options.

            Section 4. Exclusivity. During the Employment Term, the Executive shall devote his full time to the business of the Company, shall faithfully serve the Company, shall in all respects conform to and comply with the lawful and reasonable directions and instructions given to him by the Board of Directors in accordance with the terms of this Agreement, shall use his best efforts to promote and serve the interests of the Company and shall not engage in any other business activity, whether or not such activity shall be engaged in for pecuniary profit, except that the Executive may (i) participate in the activities of professional trade organizations related to the business of the Company and (ii) engage in personal investing activities, provided that activities set forth in these clauses


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(i) and (ii), either singly or in the aggregate, do not interfere in any material respect with the services to be provided by the Executive hereunder.

            Section 5. Reimbursement for Expenses. The Executive is authorized to incur reasonable expenses in the discharge of the services to be performed hereunder, including expenses for travel, entertainment, lodging and similar items in accordance with the Company's expense reimbursement policy, as the same may be modified by the Board of Directors from time to time. The Company shall reimburse the Executive for all such proper expenses upon presentation by the Executive of itemized accounts of such expenditures in accordance with the financial policy of the Company, as in effect from time to time.

            Section 6. Termination and Default.

            (a) Death. This Agreement shall automatically terminate upon the death of the Executive and upon such event, the Executive's estate shall be entitled to receive the amounts specified in Section 6(e) below.

            (b) Disability. If the Executive is unable to perform the duties required of him under this Agreement because of illness, incapacity, or physical or mental disability, this Agreement shall remain in full force and effect and the Company shall pay all compensation required to be paid to the Executive hereunder, unless the Executive is unable to perform the duties required of him under this Agreement for an aggregate of 120 days (whether or not consecutive) during any 12-month period during the term of this Agreement, in which event this Agreement (other than Sections 6(e), 7, 8, 9 and 13 hereof), including, but not limited to, the Company's obligations to pay any Salary or to provide any privileges under this Agreement, shall terminate.

            (c) Just Cause. If the Executive's employment is terminated pursuant to this Section 6(c), the Executive shall be entitled to receive the amounts specified in Section 6(e) below. In the event of termination pursuant to this
Section 6(c) for Just Cause, the Company shall deliver to the Executive written notice setting forth the basis for such termination, which notice shall specifically set forth the nature of the Just Cause which is the reason for such termination. Termination of the Executive's employment hereunder shall be effective upon delivery of such notice of termination. For purposes of this Agreement, "Just Cause" shall mean: (i) the Executive's failure (except where due to a disability contemplated by subsection (b) hereof), neglect or refusal to perform his duties hereunder which failure, neglect or refusal shall not have been corrected by the Executive within 30 days of receipt by the Executive of written notice from the Company of such failure, neglect or refusal, which notice


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shall specifically set forth the nature of said failure, neglect or refusal,
(ii) any willful or intentional act of the Executive that has the effect of injuring the reputation or business of the Company or its affiliates in any material respect; (iii) any continued or repeated absence from the Company, unless such absence is (A) approved or excused by the Board of Directors or (B) is the result of the Executive's illness, disability or incapacity (in which event the provisions of Section 6(b) hereof shall control); (iv) use of illegal drugs by the Executive or repeated drunkenness; (v) conviction of the Executive for the commission of a felony; or (vi) the commission by the Executive of an act of fraud or embezzlement against the Company.

            (d) Resignation. The Executive shall not have the right to resign his employment with the Company during the Employment Term.

            (e) Payments. In the event that the Executive's employment hereunder terminates for any reason, the Company shall pay to the Executive all amounts accrued but unpaid hereunder through the date of termination in respect of Salary or unreimbursed expenses, and additional payments under Section 3(b), if any. Notwithstanding the foregoing, the Executive shall not be entitled to receive any additional payments under Section 3(b) if he is terminated for Just Cause or if he resigns in violation of Section 6(d). In the event the Executive's employment hereunder is terminated prior to January 13, 1999 by the Company without Just Cause, in addition to the amounts specified in the first sentence of this subsection (e), (i) the Executive shall continue to receive the Salary (less any applicable withholding or similar taxes) at the rate in effect hereunder on the date of such termination periodically, in accordance with the Company's prevailing payroll practices, through January 13, 1999 (the "Severance Term"), (ii) the Executive shall be entitled to receive any incentive payment payable under Section 3(b)(i), (iii) the Executive shall continue to receive any health or insurance benefits provided to him as of the date of such termination in accordance with Section 3(c) hereof during the Severance Term. In the event the Executive accepts other employment or engages in his own business prior to the last date of the Employment Term, the Executive shall forthwith notify the Company and the Company shall be entitled to set off from amounts due the Executive under this Section 6(e) the amounts paid to the Executive in respect of such other employment or business activity. In the event the Executive's employment hereunder is terminated after January 13, 1999 for any reason, the Company shall pay to the Executive only the amounts accrued but unpaid hereunder through the date of termination in respect of Salary or unreimbursed expenses or additional payments under Section 3(b), if any, provided that if such termination by the Company occurs during 1999, any bonus accrued pursuant to
Section 3(b)(ii) shall be pro rated for that portion of the year


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during which the Executive was employed by the Company. Amounts owed by the
Company in respect of the Salary or reimbursement for expenses under the provisions of Section 5 hereof shall, except as otherwise set forth in this
Section 6(e), be paid promptly upon any termination. Amounts owed by the Company in respect of additional payments, if any, shall, except as otherwise set forth in this Section 6(e), be paid promptly after the amount of such payment has been determined in accordance with Section 3(b). Upon any termination of this Agreement, all of the rights, privileges and duties of the Executive hereunder shall cease, except for his rights under this Section 6(e) and his obligations under Sections 7, 8, 9, and 13 hereunder.

            Section 7. Secrecy and Non-Competition.

            (a) No Competing Employment. The Executive acknowledges that the agreements and covenants contained in this Section 7 are essential to protect the value of the Company's business and assets and by his current employment with the Company and its subsidiaries, the Executive has obtained and will obtain such knowledge, contacts, know-how, training and experience and there is a substantial probability that such knowledge, know-how, contacts, training and experience could be used to the substantial advantage of a competitor of the Company and to the Company's substantial detriment. Therefore, the Executive agrees that for the period commencing on the date of this Agreement and ending on January 13, 2002 (such period is hereinafter referred to as the "Restricted Period"), the Executive shall not participate or engage, directly or indirectly, for himself or on behalf of or in conjunction with any person, partnership, corporation or other entity, whether as an employee, agent, officer, director, shareholder, partner, joint venturer, investor or otherwise, in any publishing business undertaken or expressly contemplated to be undertaken by the Company or any of its subsidiaries or by the Executive at any time during the Employment Term. Notwithstanding the foregoing, in the event the Executive's employment is terminated by the Company prior to January 13, 1999 without Just Cause, the Restricted Period shall mean the period ending on January 13, 1999.

            (b) Nondisclosure of Confidential Information. The Executive, except in connection with his employment hereunder, shall not disclose to any person or entity or use, either during the Employment Term or at any time thereafter, any information not in the public domain or generally known in the industry, in any form, acquired by the Executive while employed by the Company or any predecessor to the Company's business or, if acquired following the Employment Term, such information which, to the Executive's knowledge, has been acquired, directly or indirectly, from any person or entity owing a duty of confidentiality to the Company or any of its subsidiaries or affiliates, relating to the


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Company, its subsidiaries or affiliates, including but not limited to information regarding customers, vendors, authors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing or subscription lists, know-how, trade names, improvements, price lists, financial or other data (including the revenues, costs or profits associated with any of the Company's products or services), business plans, code books, invoices and other financial statements, computer programs, software systems, databases, discs and printouts, plans (business, technical or otherwise), customer and industry lists, correspondence, internal reports, personnel files, sales and advertising material, telephone numbers, names, addresses or any other compilation of information, written or unwritten, which is or was used in the business of the Company or any subsidiaries or affiliates thereof. The Executive agrees and acknowledges that all of such information, in any form, and copies and extracts thereof, are and shall remain the sole and exclusive property of the Company, and upon termination of his employment with the Company, the Executive shall return to the Company the originals and all copies of any such information provided to or acquired by the Executive in connection with the performance of his duties for the Company, and shall return to the Company all files, correspondence and/or other communications received, maintained and/or originated by the Executive during the course of his employment.

            (c) No Interference. During the Restricted Period, the Executive shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Company), directly or indirectly solicit, endeavor to entice away from the Company or its subsidiaries, or otherwise directly interfere with the relationship of the Company or its subsidiaries with any person who, to the knowledge of the Executive, is employed by or otherwise engaged to perform services for the Company or its subsidiaries (including, but not limited to, any independent sales representatives or organizations) or who is, or was within the then most recent twelve-month period, a customer or client, of the Company, its predecessors or any of its subsidiaries. The placement of any general classified or "help wanted" advertisements and/or general solicitations to the public at large shall not constitute a violation of this Section 7(c) unless the Executive's name is contained in such advertisements or solicitations.

            (d) Inventions, etc. The Executive hereby sells, transfers and assigns to the Company or to any person or entity designated by the Company all of the entire right, title and interest of the Executive in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Executive,


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solely or jointly, during his employment by the Company which relate to methods, apparatus, designs, products, processes or devices, sold, leased, used or under consideration or development by the Company, or which otherwise relate to or pertain to the business, functions or operations of the Company or which arise from the efforts of the Executive during the course of his employment for the Company. The Executive shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements; and the Executive shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be necessary or required of the Executive to permit the Company or any person or entity designated by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereof. Any invention relating to the business of the Company and disclosed by the Executive within one year following the termination of his employment with the Company shall be deemed to fall within the provisions of this paragraph unless proved to have been first conceived and made following such termination.

            Section 8. Injunctive Relief. Without intending to limit the remedies available to the Company, the Executive acknowledges that a breach of any of the covenants contained in Section 7 hereof may result in material irreparable injury to the Company or its subsidiaries or affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction, without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach of Section 7 hereof, restraining the Executive from engaging in activities prohibited by Section 7 hereof or such other relief as may be required specifically to enforce any of the covenants in Section 7 hereof.

            Section 9. Extension of Restricted Period. In addition to the remedies the Company may seek and obtain pursuant to Section 8 of this Agreement, the Restricted Period shall be extended by any and all periods during which the Executive shall be found by a court to have been in violation of the covenants contained in Section 7 hereof.

            Section 10. Life Insurance. Executive agrees that the Company may apply for, secure and own insurance on Executive's life (in amounts determined by the Company). Executive agrees to cooperate fully in the application for and securing of such insurance, including the submission by Executive to such physical and other examinations, and the answering of such questions and furnishing of such information by Executive, as may be required


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by the carrier(s) of such insurance. Notwithstanding anything to the contrary contained herein, the Company shall not be required to obtain any insurance for or on behalf of Executive.

            Section 11. Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the parties, including, but not limited to, the Executive's heirs and the personal representatives of the Executive's estate; provided, however, that neither party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, the Company shall have the unrestricted right to assign this Agreement and to delegate all or any part of its obligations hereunder to any of its subsidiaries or affiliates, but in such event such assignee shall expressly assume all obligations of the Company hereunder and the Company shall remain fully liable for the performance of all of such obligations in the manner prescribed in this Agreement. Nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

            Section 12. Waiver and Amendments. Any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company's behalf by the Board of Directors. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

            Section 13. Severability and Governing Law. The Executive acknowledges and agrees that the covenants set forth in Section 7 hereof are reasonable and valid in geographical and temporal scope and in all other respects. If any of such covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.


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            Section 14. Notices.

            (i) All communications under this Agreement shall be in writing and shall be delivered by hand or mailed by overnight courier or by registered or certified mail, postage prepaid:

            (1) if to the Executive, at 744 Peachtree Lane, Boca Raton, Florida 33486, or at such other address as the Executive may have furnished the Company in writing,

            (2) if to the Company, at 2000 Corporate Boulevard, N.W., Boca Raton, Florida 33431, marked for the attention of the Board of Directors, or at such other address as it may have furnished in writing to the Executive, or

            (ii) Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

            Section 15. Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof, affect the meaning or interpretation of this Agreement or of any term or provision hereof.

            Section 16. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties hereto regarding the employment of the Executive. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement.

            Section 16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

            Section 17. Effective Time. This Agreement shall become effective on the date of closing of an Initial Public Offering. If an Initial Public Offering does not close on or prior to December 31, 1998, this Agreement shall terminate and the Original Agreement shall continue to govern the relationship between the Company and the Executive.


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            Section 18. Representations and Warranties. The Executive represents and warrants to the Company as follows:

            (a) Authorization, Validity, etc.

            (i) This Agreement, upon execution and delivery by the Executive, will be duly executed and delivered by the Executive and (assuming due execution and delivery hereof by the Company) will be the valid and binding obligation of the Executive enforceable against the Executive in accordance with its terms.

            (ii) Neither the execution and delivery of this Agreement nor the performance of this Agreement in accordance with its terms and conditions by the Executive (A) requires the approval or consent of any governmental body or of any other person or (B) conflicts with or results in any breach or violation of, or constitutes (or with notice or lapse of time or both would constitute) a default under, any agreement, instrument, judgment, decree, order, statute, rule, permit or governmental regulation applicable to the Executive. Without limiting the generality of the foregoing, the Executive is not a party to any non-competition, non-solicitation, no hire or similar agreement that restricts in any way the Executive's ability to engage in any business or to solicit or hire the employees of any person.

            (b) Suitability.

            (i) The Executive (A) has been furnished and has carefully read a current draft of the Registration Statement on Form S-1 relating to the Initial Public Offering (the "Registration Statement"), (B) has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Shares, (C) is able to bear the economic risks of such investment in the Shares for an indefinite period, (D) at the present time could afford a complete loss of such investment and (E) is an "accredited investor" (as defined in Rule 501 under the Securities Act of 1933, as amended (the "Securities Act")).

            (ii) The Executive and his attorneys, accountants and other representatives and advisors (A) have been given an opportunity to ask, and have, to the extent that the Executive has considered necessary, asked questions of, and have received answers from, representatives of the Company and its affiliates concerning the issuance of the Shares and the affairs of the Company and its affiliates, and such questions, if any, have been answered to the full satisfaction of the Executive and such persons; and (B) have been given or afforded access to all documents, records, books and additional information which the Executive and such persons have requested regarding such matters.


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In accepting the Shares, the Executive is not relying on any oral information furnished by or oral representation made by the Company or its affiliates or any one acting on their behalf.

            (c) Awareness.

            (i) The Executive understands that the offer and sale of the Shares has not been registered under the Securities Act or under any state securities laws, in reliance upon exemptions therefrom for non-public offerings, and that the Shares must be held indefinitely unless the sale thereof is subsequently registered under the Securities Act and under certain state securities laws or an exemption from such registration is available. The Executive understands that the certificate or certificates for the Shares will bear a legend to such effect.

            (ii) The Executive agrees not to sell or otherwise transfer the Shares unless they are registered under the Securities Act and under any applicable securities laws, or an exemption from such registration is available. The Executive understands that neither the Company nor any affiliate thereof is required to register any Shares under the Securities Act, or take any steps to perfect any exemption therefrom for any resale of the Shares pursuant to Rule 144 under the Securities Act, or otherwise. The Executive understands that there may not be any public market for the Shares.

            (iii) The Shares are being acquired solely for the Executive's own account for investment, and not with a view to, or for resale in connection with, any distribution of the Shares.

            (iv) The Executive understands that no offering memorandum or sales literature in connection with the issuance of the Shares has been filed with or reviewed by the Securities and Exchange Commission or the state securities administrators. No federal or state agency has passed upon the Shares or made any finding or determination as to the merits thereof.

            The representations and warranties of the Executive contained in this Section 18 shall survive the execution, delivery and performance of this Agreement.


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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    CRC PRESS LLC

                                    By: /s/ Mason Slaine
                                    --------------------
                                       Mason Slaine
                                       Chairman

                                    /s/ Dennis Buda
                                    --------------------
                                    Dennis Buda


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